Exhibit 10.9(ii)
Amendment to Employment Agreement
This Amendment to Employment Agreement is made and entered into effective as of May 8th, 2006 (the “Effective Date”) by and between TopSpin Medical (Israel) Ltd., of 2 Yodfat St., North Industrial Zone, Lod, Israel (the “Company”) and Yoav Venkert (I.D 57253007) of 14 Hateena St., Zichron Yaacov, Israel (“Employee”) .
WHEREAS, the Company and the Employee entered into a certain Employment Agreement dated as of June 3, 2004 as amended (the “Employment Agreement”); and
WHEREAS, the Company and the Employee wish to amend the Employment Agreement in the manner provided below.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:
1.	All terms not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

2.	As of the Effective Date, Employees Salary shall be increased to NIS 40,500 per month.

3.	As of the Effective Date, Employee’s Salary shall be adjusted in a manner that it shall be linked to the increase of the Consumer Price Index as known at the date of payment quarterly.

4.	All other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.		Yoav Venkert

By:	/s/ Erez Golan /s/ Eyal Kolka	/s/ Yoav Venkert
Name:	Erez Golan & Eyal Kolka	Signature:
Title:	CEO & CFO